Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
      We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 24, 2006, in the Amendment No. 6 to the Registration Statement (Form S-1 No. 333-132138) and related Prospectus of LoopNet, Inc. for the registration of 6,000,000 shares of its common stock.
/s/ Ernst & Young LLP
Los Angeles, California
June 6, 2006